CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 6, 1998 accompanying the consolidated financial statements included in the Annual Report of Supermail International, Inc. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Supermail International, Inc. on Forms S-8(File No. 333-47195, filed on March 2, 1998).

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 14, 1998